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                          WEIL, GOTSHAL & MANGES LLP
            A Limited Liability Partnership Including Professional
                                 Corporations
                  767 Fifth Avenue, New York, NY  10153-0119
                                (212) 310-8000
                             Fax:  (212) 310-8007


                               January 27, 1996


National Auto Finance Company, Inc.
621 N.W. 53rd Street
Suite 200
Boca Raton, Florida  33487

Gentlemen:

          We have acted as counsel to National Auto Finance Company, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securi- ties and Exchange Commission, under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1, File No. 333-13667 (the "Registration Statement"), relating to the proposed initial public offering (the "Offering") of up to 2,300,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

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National Auto Finance Company
January 27, 1997
Page 2

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued and sold by the Company as contemplated by the Prospectus have been duly authorized and, when issued and sold as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We hereby consent (a) to be named in the Prospectus included in the Registration Statement as the attorneys who have passed upon the legality of the securities being offered thereby and (b) to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Weil, Gotshal & Manges LLP